UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2008

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with an agreement entered into between Space Systems/Loral, Inc. ("SS/L"), a subsidiary of Loral Space & Communications Inc. ("Loral" or the "Company"), and ViaSat, Inc. ("ViaSat") for the construction by SS/L for ViaSat of a high capacity broadband satellite called ViaSat-1 (the "Satellite"), the Company, on January 11, 2008, entered into certain agreements, described below, pursuant to which it is investing in the Canadian coverage portion of the Satellite and granting to Telesat Canada ("Telesat"), a company in which Loral holds 64% of the economic interests and 33 1/3% of the voting interests, an option to acquire its rights to the Canadian payload.

On January 11, 2008, the Company and ViaSat entered into a Beam Sharing Agreement (the "Beam Sharing Agreement"). The Beam Sharing Agreement provides for, among other things, (i) the purchase by the Company of a portion of the Satellite payload providing coverage into Canada (the "Loral Payload") and (ii) payment by Loral of 15% of the actual costs of launch and associated services, launch insurance and telemetry, tracking and control services for the Satellite. The aggregate price to be paid by the Company for the foregoing is estimated to be approximately $60 million.

The foregoing discussion of the Beam Sharing Agreement is qualified in its entirety by reference to the Beam Sharing Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

On January 11, 2008, the Company and Telesat entered into an Option Agreement (the "Option Agreement"). The Option Agreement gives Telesat the option to cause the Company to assign to Telesat its rights and obligations with respect to the Loral Payload and all of the Company’s rights and obligations under the Beam Sharing Agreement upon payment by Telesat to the Company of (i) all amounts paid by the Company with respect to the Loral Payload and pursuant to the Beam Sharing Agreement on or prior to the date Telesat exercises its option plus (ii) an option premium of between $6,000,000 and $13,000,000 depending on the date of exercise. Telesat’s option under the Option Agreement expires on October 31, 2009 (the "Expiration Date"). In consideration for the grant of the option, Telesat (i) agreed in a Cooperation Agreement, dated as of January 11, 2008, with the Company and ViaSat (the "Cooperation Agreement"), to relinquish certain rights it has to the 115 degree W.L. orbital position (the "Orbital Slot") so as to make those rights available to ViaSat pursuant to a license (the "ViaSat License") to be granted by Mansat Limited ("Mansat") to ViaSat and (ii) agreed to provide tracking, telemetry and control services to ViaSat for the Satellite and to pay to the Company all of the recurring fees it receives for providing such services. The Company has agreed that it will reimburse ViaSat for fees due to Mansat as well as certain other regulatory fees due under the ViaSat License for the life of the Satellite.

If Telesat does not exercise its option on or prior to the Expiration Date, then Telesat shall, at the Company’s request, transfer to the Company Telesat’s remaining rights from Mansat with respect to the Orbital Slot, and assign to the Company Telesat’s related rights and obligations under the Cooperation Agreement.

The foregoing discussion of the Option Agreement is qualified in its entirety by reference to the Option Agreement, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors and Certain Officers.

On January 10, 2008, Dean A. Olmstead resigned from the Board of Directors of the Company. Mr. Olmstead and the Company had previously agreed to terminate Mr. Olmstead’s consulting agreement effective October 31, 2007, and Mr. Olmstead will be paid a termination fee of $285,000 thereunder. In addition, if management incentive bonus payments are awarded to senior executive corporate office employees, Mr. Olmstead will be eligible in the sole discretion of the Compensation Committee of the Board of Directors to receive a bonus for services performed in 2007. 10,000 of Mr. Olmstead’s 20,000 options to purchase shares of Loral common stock at $27.135 were fully vested as of the termination of Mr. Olmstead’s consulting agreement and remain exercisable until January 31, 2008. The foregoing summary of Mr. Olmstead’s termination benefits is qualified in its entirety by reference to the full text of the General Release and Separation Agreement dated January 10, 2008 between the Company and Mr. Olmstead, a copy of which is attached to this report as Exhibit 10.3 and incorporated herein by reference. In addition, Mr. Olmstead had previously been granted 1,000 shares of restricted stock as part of his compensation for services rendered as a director prior to his becoming a consultant, 500 shares of which are vested and 500 shares of which were forfeited upon his resignation as a director.

(e) Compensatory Arrangements with Certain Officers.

On January 11, 2008, the Company entered into a General Release and Separation Agreement with Eric J. Zahler, former President and Chief Operating Officer of the Company, whose last day of employment with the Company was November 30, 2007. Severance benefits for Mr. Zahler consist of, among other things, a lump sum payment of $1,667,500. Pursuant to the Company’s management incentive bonus plan, Mr. Zahler will also be entitled to receive a bonus for 2007 if bonuses are awarded under the Company’s management incentive bonus plan. In addition, pursuant to the severance arrangements, Mr. Zahler is entitled to accelerated vesting of the next tranche of his unvested stock options. Accordingly, all of Mr. Zahler’s options to purchase 120,000 shares of Loral common stock at $28.441 are fully vested and will remain exercisable until November 30, 2009. Also, pursuant to his option agreement, $1,132,920 in deferred compensation plus interest earned thereon will be paid to Mr. Zahler after June 1, 2008. The foregoing summary of Mr. Zahler’s severance benefits is qualified in its entirety by reference to the full text of the General Release and Separation Agreement dated January 11, 2008 between the Company and Mr. Zahler, a copy of which is attached to this report as Exhibit 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Beam Sharing Agreement, dated as of January 11, 2008, by and between Loral Space & Communications Inc. and ViaSat Inc.

10.2 Option Agreement, dated as of January 11, 2008, by and between Loral Space & Communications Inc. and Telesat Canada

10.3 General Release and Separation Agreement dated January 10, 2008 between Loral Space & Communications Inc. and Dean A. Olmstead (Management Compensation Plan)

10.4 General Release and Separation Agreement dated January 11, 2008 between Loral Space & Communications Inc. and Eric J. Zahler (Management Compensation Plan)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

January 16, 2008	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Beam Sharing Agreement, dated as of January 11, 2008, by and between Loral Space & Communications Inc. and ViaSat Inc.
10.2	Option Agreement, dated as of January 11, 2008, by and between Loral Space & Communications Inc. and Telesat Canada
10.3	General Release and Separation Agreement dated January 10, 2008 between Loral Space & Communications Inc. and Dean A. Olmstead (Management Compensation Plan)
10.4	General Release and Separation Agreement dated January 11, 2008 between Loral Space & Communications Inc. and Eric J. Zahler (Management Compensation Plan)